Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 190 to the Registration Statement of Deutsche DWS Securities Trust (Form N-1A, No. 002-36238) of our report dated December 23, 2019 on the financial statements and financial highlights of DWS Science and Technology Fund (one of the Funds constituting Deutsche DWS Securities Trust) included in the Fund’s Annual Report for the fiscal year ended October 31, 2019, and our report dated January 23, 2020 on the financial statements and financial highlights of DWS RREEF MLP & Energy Infrastructure Fund (one of the Funds constituting Deutsche DWS Securities Trust) included in the Fund’s Annual Report for the fiscal year ended November 30, 2019.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 24, 2020